As filed with the Securities and Exchange Commission on February 11, 2004	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIRAGE LOGIC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction
of Incorporation or Organization)

77-0416232

(I.R.S. Employer Identification No.)

47100 Bayside Parkway, Fremont, California	94538

(Address of Principal Executive Offices)	(Zip Code)

2000 EMPLOYEE STOCK PURCHASE PLAN

2001 FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)
Adam A. Kablanian
Virage Logic Corporation
47100 Bayside Parkway
Fremont, CA 94538

(Name and Address of Agent for Service)

(510) 360-8000

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

			Proposed
Title of		Proposed Maximum	Maximum	Amount of
Securities	Amount To Be	Offering Price	Aggregate	Registration
To Be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Fee

common stock,	159,001
$0.001 par value	shares	$10.08	$1,602,730	$203.07

(1) Represents additional shares issuable upon exercise of purchase rights granted under the Registrant’s 2000 Employee Stock Purchase Plan and 2001 Foreign Subsidiary Employee Stock Purchase Plan, including such additional number of shares as may be required by reason of the anti-dilution provisions of such plans.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act 1933, as amended (the “Securities Act”). Pursuant to Rule 457(c) under the Securities Act , the price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Stock Market for February 5, 2004.

PART II
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
Signatures
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.2

PART II

INFORMATION REQUIRED IN THE REGISTRATION

STATEMENT

          The shares being registered herein are additional shares of common stock authorized to be issued under Registrant’s 2000 Employee Stock Purchase Plan and 2001 Foreign Subsidiary Employee Stock Purchase Plan. Pursuant to Instruction E of Form S-8, the contents of the Registration Statement S-8 (File No. 333- 46422) with respect to the Registrant’s 2000 Employee Stock Purchase Plan are hereby incorporated by reference.

Item 3.  Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

          (a)     The Annual Report on Form 10-K for the year ended September 30, 2003; and

          (b)     The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, filed July 20, 2000 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including any amendments or reports filed for the purposes of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 8.  Exhibits.

Exhibit Number	Exhibit

4.1	Virage Logic Corporation 2000 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.1 to Virage Logic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)

4.2	Virage Logic Corporation 2001 Foreign Subsidiary Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.2 to Virage Logic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)

5.1	Opinion of Heller Ehrman White & McAuliffe LLP

23.1	Consent of Heller Ehrman White & McAuliffe LLP (included in its opinion filed as Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Auditors

24.1	Power of Attorney (included on the signature page of this Registration Statement)

2

Signatures

          The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 11th day of February, 2004.

VIRAGE LOGIC CORPORATION

By:	/s/ Adam A. Kablanian

Adam A. Kablanian, President and Chief Executive Officer

Power of Attorney

          Each person whose signature appears below constitutes and appoints Adam A. Kablanian and Michael E. Seifert, or either of them, his true and lawful attorney-in-fact, with the power of substitution and resubstitution, for him in his name, place or stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and their agents or substitutes, may lawfully do or lawfully cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam A. Kablanian	President and Chief Executive Officer	February 11, 2004
(Principal Executive Officer)
Adam A. Kablanian

/s/ Michael E. Seifert	Vice President of Finance and Chief	February 11, 2004
Financial Officer (Principal Financial and
Michael E. Seifert	Accounting Officer)

/s/ Richard Elkus, Jr.	Director	February 11, 2004

Richard Elkus, Jr.

/s/ Michael Hackworth	Director	February 11, 2004

Michael Hackworth

/s/ J. Daniel McCranie	Chairman of the Board of Directors	February 11, 2004

J. Daniel McCranie

/s/ Alexander Shubat	Vice President of Research and	February 11, 2004
Development, Chief Technical Officer,
Alexander Shubat	Secretary and Director

/s/ Robert Smith	Director	February 11, 2004

Robert Smith

/s/ Michael Stark	Director	February 11, 2004

Michael Stark

3

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Virage Logic Corporation 2000 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.1 to Virage Logic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)

4.2	Virage Logic Corporation 2001 Foreign Subsidiary Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.2 to Virage Logic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)

5.1	Opinion of Heller Ehrman White & McAuliffe LLP

23.1	Consent of Heller Ehrman White & McAuliffe LLP (included in its opinion filed as Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Auditors

24.1	Power of Attorney (included on the signature page of this Registration Statement)